Exhibit 99.3

U.S. HEALTH BENEFITS GROUP, INC. and its COMBINED AFFILIATES
Unaudited Combined Financial Statements
As of March 31, 2008

Contents

Financial Statements
Unaudited Combined Balance Sheet as of March 31, 2008	2
Unaudited Combined Statements of Operations for the Three Months Ended March 31, 2008 and 2007	3
Unaudited Combined Statement of Cash Flows for the Three Months Ended March 31, 2008 and 2007	4
Notes to Unaudited Interim Combined Financial Statements	5

U.S. HEALTH BENEFITS GROUP, INC. and its COMBINED AFFILIATES
Unaudited Combined Balance Sheet
As of March 31, 2008

ASSETS
Current assets
Cash	$59,432
Accounts receivable	142,018
Prepaid expenses and other current assets	15,893
Total current assets	217,343

Property and Equipment, net	271,453

Total assets	$488,796

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$46,976
Current portion of long-term debt	81,206
Accrued expenses	95,512
Total current liabilities	223,694

Total liabilities	223,694

Stockholder's Equity
Common stock	1,020
Additional paid-in capital	292,450
Retained earnings (deficit)	(28,368)
Total stockholder's equity	265,102

Total liabilities and stockholder's equity	$488,796

See Notes to Unaudited  Interim Combined Financial Statements

U.S. HEALTH BENEFITS GROUP, INC. and its COMBINED AFFILIATES
Unaudited Combined Statements of Operations
For the Three Months Ended  March 31,

	2008	2007

Revenue, net	$1,317,262	$2,062,425
Cost of revenue	324,039	553,541
Gross profit	993,223	1,508,884

Operating expenses	824,224	921,954
Operating income	168,999	586,930

Other income (expense):
Interest income	33	817
Interest expense	-	-
Other	(120)	-
Other income (expense)	(87)	817

Net income	$168,912	$587,747

See Notes to Unaudited  Interim Combined Financial Statements

U.S. HEALTH BENEFITS GROUP INC. and its COMBINED AFFILIATES
Unaudited Combined Statement of Cash Flows
For the Three Months Ended March 31,

	2008	2007
Cash Flows from Operating Activities
Net income	$168,912	$546,038
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	20,248	27,221
Changes in assets and liabilities:
Accounts receivable	(27,406)	(89,434)
Prepaid and other	-	500
Accounts payable	(8,731)	(388,783)
Accrued expenses	20,648	(42,713)
Net cash provided by operating activities	173,671	52,829

Cash Flows from Investing Activities
Acquisition of property and equipment	-	(65,856)
Net cash used in investing activities	-	(65,856)

Cash Flows from Financing Activities
Proceeds from long-term debt	-	83,716
Principal payments on long-term debt	(2,693)
Principal payments on promissory note	-	(3,900)
Shareholder distributions	(165,135)	(115,438)
Net cash used in financing activities	(167,828)	(35,622)

Net increase (decrease) in cash	5,843	(48,649)

Cash:
Beginning	53,589	102,238
Ending	$59,432	53,589

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-

See Notes to Unaudited  Interim Combined Financial Statements

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The accompanying condensed combined financial statements include the accounts of U.S. Health Benefits Group, Inc. and its combined affiliates after elimination of all significant intercompany balances and transactions. The financial statements have been prepared pursuant to accounting principles for the preparation of interim financial statements and note disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to those principles. The Company believes that the disclosures made are adequate to make the information not misleading.

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis consistent with the accounting principles and policies reflected in the Company’s financial statements for the year ended December 31, 2007. In the opinion of Management, the accompanying unaudited condensed combined financial statements contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of its combined financial position at March 31, 2008 and the combined results of operations and cash flows for the three month periods ended March 31, 2008 and 2007.  The results of operations for the stated periods are not necessarily indicative of results to be expected for the full year.

Subsequent Event

In March 2008, the Company and its stockholder entered into an agreement to sell all of the shares in the Company to The Amacore Group, Inc. (“Amacore”).  Lifeguard Benefit Services, Inc., a wholly-owned subsidiary of Amacore, was a significant provider of health benefit plans sold by the Company and accounted for approximately 67% or the Company’s net commission revenue for the year ended December 31, 2007.  The sale was completed on April 1, 2008.